Exhibit 10.34

[                    ], 2006

RF Monolithics, Inc.

4441 Sigma Road

Dallas, Texas 75244

Re:	Lock-Up Agreement (the “Agreement”) (General)

Ladies and Gentlemen:

1. The undersigned shareholder of Cirronet Inc., a Georgia corporation (“Cirronet”), understands that RF Monolithics, Inc., a Delaware corporation (“Parent”), and CI Acquisition, Inc., a Georgia corporation and a wholly owned subsidiary of Parent (the “Merger Subsidiary”), have entered into an Agreement and Plan of Merger, dated as of [            ], 2006 (as the same may be amended and restated from time to time, the “Merger Agreement”), with Cirronet, Robert M. Gemmell and the Shareholders’ Representative (as identified therein) pursuant to which Merger Subsidiary will merge with and into Cirronet. In connection with the transactions contemplated by the Merger Agreement, holders of shares of Cirronet common stock outstanding immediately prior to the Effective Time (“Cirronet Common Stock”) will receive, among other things, the right to acquire shares of common stock of Parent (the “Parent Common Stock”), and each option to purchase Cirronet Common Stock that is unexpired, unexercised and outstanding immediately prior to the Effective Time (the “Cirronet Options”) will be assumed or exchanged by Parent in accordance with the Merger Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Merger Agreement.

2. In order to facilitate the transactions contemplated by the Merger Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, unless Parent shall consent thereto in writing, the undersigned agrees that it will not, during the period commencing on the date hereof and ending on the first anniversary of the Closing Date, offer to sell, sell, transfer, pledge, hypothecate, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise transfer or dispose of, or reduce the undersigned’s interest in or risk relating to, including, without limitation, by entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Parent Common Stock, whether any such swap or transaction is to be settled in shares of Parent Common Stock or other securities, in cash or otherwise (each a “Transfer”), fifty percent (50%) of the shares of Parent Common Stock issued to the undersigned in accordance with the terms of the Merger Agreement (other than upon the exercise of any Cirronet Option assumed or exchanged by Parent in accordance with the terms of the Merger Agreement) (collectively, the “Restricted Stock”).

3. Notwithstanding the foregoing, the restrictions on Transfer set forth in this Agreement shall not apply to (i) transactions relating to shares of Parent Common Stock or other securities acquired in open market transactions after the Effective Date, or (ii) the following Transfers: (A) gifts of Restricted Stock to family members (or trusts for the direct or indirect benefit of family members); (B) charitable contributions of Restricted Stock made by the holder of such Restricted Stock; or (C) Transfers to “affiliates”, limited partners, members or shareholders of the undersigned; provided that in the case of any Transfer pursuant to clause (A), (B) or (C), each transferee agrees in writing as a condition precedent to such Transfer to be bound by the terms hereof. The term “affiliate” shall have the meaning given such term in Rule 144 under the Securities Act of 1933, as amended.

4. It is understood that if the Merger Agreement shall be terminated in accordance with the provisions thereof at any time prior to the Effective Time, this Agreement shall terminate.

5. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This Agreement may not be amended, modified, revoked or terminated in any respect without the written consent of the undersigned and Parent. This Agreement shall be binding upon the undersigned and the undersigned’s heirs, successors and assigns.

Very truly yours,

(print name of shareholder above)

By:
Name:
Title:
(if applicable)